Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Cell Therapeutics, Inc. on Form S-3 (Nos. 333-108926, 333-134126, 333-149980, 333-149981, 333-152171, 333-157376, 333-160969, 333-163479, 333-161442, 333-177506, 333-182330, 333-183037, 333-192748 and 333-192749) and Form S-8 (Nos. 333-152168, 333-158260, 333-162955, 333-170044, 333-178158, 333-184004 and 333-189611) of our report dated March 4, 2014, with respect to our audits of the consolidated financial statements of Cell Therapeutics, Inc. as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 and our report dated March 4, 2014 with respect to our audit of the effectiveness of internal control over financial reporting of Cell Therapeutics, Inc. as of December 31, 2013, which reports are included in this Annual Report on Form 10-K of Cell Therapeutics, Inc. for the year ended December 31, 2013.

/s/ Marcum LLP

Marcum LLP
San Francisco, CA
March 4, 2014